UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2025

METSERA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42489	92-0931552
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 World Trade Center 175 Greenwich Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

(212) 784-6595

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	MTSR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On June 9, 2025, Metsera, Inc. (the “Company”) announced topline results from its Phase 1 clinical trial of MET-233i. MET-233i is a subcutaneously injectable ultra-long acting amylin analog that the Company is developing for the treatment of obesity and overweight. The Phase 1 clinical trial is a randomized, placebo-controlled, double-blind clinical trial with a single ascending dose (“SAD”) portion and a five-week multiple ascending dose (“MAD”) portion.

The primary endpoint was the safety and tolerability of MET-233i based on laboratory findings, vital signs, 12-lead electrocardiogram measurements, physical examinations, injection site reactions, and occurrence, severity and relatedness of treatment-emergent adverse events (“TEAEs”), as compared to placebo. The key secondary endpoints were related to the pharmacokinetic (“PK”) profile and the effects of MET-233i on body weight in participants receiving SAD and MAD of MET-233i.

SAD

A total of 40 participants were enrolled in five SAD cohorts. Participants received a single dose of placebo or of 0.15 mg, 0.30 mg, 0.60 mg, 1.2 mg or 2.4 mg MET-233i. Ten participants received a placebo dose. The Company observed dose-dependent weight loss across all cohorts, with a mean placebo-subtracted weight loss of 5.3% at day 8 for the 2.4 mg dose, with the other doses reflected in the table below. Placebo change from baseline body weight was 0.9% at day 8.

MET-233i was found to be generally well-tolerated. The most frequent TEAEs were gastrointestinal-related and dose-dependent, most of which were mild. As summarized in the table below, of the gastrointestinal-related TEAEs, nausea and vomiting were the most common:

GASTROINTESTINAL ADVERSE EVENTS BY TYPE AND SEVERITY IN SAD

	Pooled Placebo	MET-233i
		0.15 mg	0.30 mg	0.60 mg	1.2 mg	2.4 mg
N	10	6	6	6	6	6
At Least One GI AE	0	0	1 (16.7%)	2 (33.3%)	5 (83.3%)	6 (100.0%)
Nausea	0	0	1 (16.7%)	2 (33.3%)	5 (83.3%)	6 (100.0%)
Mild	0	0	1 (16.7%)	2 (33.3%)	3 (50.0%)	6 (100.0%)
Moderate	0	0	0	0	2 (33.3%)	0
Severe	0	0	0	0	0	0
Vomiting	0	0	0	1 (16.7%)	4 (66.7%)	5 (83.3%)
Mild	0	0	0	1 (16.7%)	3 (50.0%)	5 (83.3%)
Moderate	0	0	0	0	1 (16.7%)	0
Severe	0	0	0	0	0	0
Diarrhea	0	0	0	0	1 (16.7%)	0

N represents the number of treated participants.

Number of unique participants for each Preferred Term (PT) and severity is presented.

PK analysis following a single dose of MET-233i showed dose-proportional pharmacokinetics with an observed half-life (time from administration to 50% maximum observed concentration (“Cmax”)) of approximately 19 days. The figure below shows the MET-233i PK profile from the SAD portion of the trial.

MAD

A total of 40 participants were enrolled in four MAD cohorts. Participants received five weekly doses of placebo or 0.15 mg, 0.30 mg, 0.60 mg or 1.2 mg MET-233i. Eight participants received a placebo dose. The Company observed dose-dependent weight loss across most cohorts, with a mean placebo-subtracted weight loss of 8.4% at day 36 for the 1.2 mg dose, with the other doses reflected in the table below. Placebo change from baseline body weight was 0.6% at day 36.

In each cohort, MET-233i was found to be generally well-tolerated. The most frequent TEAEs were gastrointestinal-related and dose-dependent, all of which were mild. Gastrointestinal-related TEAEs were mostly confined to the first week, while exposure to MET-233i increased over the course of the clinical trial. Out of the 40 participants, 3 (7.5%) discontinued and none were attributed to the TEAEs. As summarized in the table below, of the gastrointestinal-related TEAEs, nausea and vomiting were the most common:

GASTROINTESTINAL ADVERSE EVENTS BY TYPE AND SEVERITY IN MAD

	Pooled Placebo	MET-233i
		0.15 mg	0.30 mg	0.60 mg	1.2 mg
N	8	8	8	8	8
At Least One GI AE	2 (25%)	1 (12.5%)	2 (25%)	6 (75%)	8 (100%)
Nausea	1 (12.5%)	1 (12.5%)	2 (25%)	6 (75%)	8 (100%)
Mild	1 (12.5%)	1 (12.5%)	2 (25%)	6 (75%)	8 (100%)
Moderate	0	0	0	0	0
Severe	0	0	0	0	0
Vomiting	0	1 (12.5%)	0	3 (37.5%)	3 (37.5%)
Mild	0	1 (12.5%)	0	3 (37.5%)	3 (37.5%)
Moderate	0	0	0	0	0
Severe	0	0	0	0	0
Diarrhea	1 (12.5%)	0	0	1 (12.5%)	0

N represents the number of treated participants.

Number of unique participants for each PT and severity is presented.

PK analysis of multiple-doses of MET-233i was consistent with that of MET-097i, which the Company believes supports the potential for MET-233i and MET-097i as a monthly multi-nutrient stimulated hormone combination.

Upcoming Milestones

Based on these positive data, the Company is advancing MET-233i as a potential monotherapy and in combination with MET-097i:

•	An ongoing monotherapy trial evaluates 12 weekly doses of MET-233i with dose titration, followed by an exposure-matched monthly dose at week 13. Topline data from this trial are expected in late 2025.

•	The Company has extended an ongoing co-administration trial of MET-233i and MET-097i to twelve weeks, with topline data expected by year-end 2025 or early 2026.

The Company also expects to report topline clinical data from its ultra-long acting glucose-dependent insulinotropic polypeptide receptor agonist, MET-034i, in combination with MET-097i, in late 2025.

Forward Looking Statements

This Current Report on Form 8-K (“Form 8-K”) includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Form 8-K other than statements of historical fact should be considered forward-looking statements, including, without limitation, statements related to the timelines, design and results of the Company’s clinical trials and data releases; the anticipated combinability and other attributes of the Company’s product candidates; and the Company’s product candidate pipeline and milestone events. When used herein, words including “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All forward-looking statements are based upon the Company’s current expectations and various assumptions. The Company believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. The Company may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, the Company’s limited operating history; its ability to generate revenue or become profitable; failure to obtain additional capital when needed on acceptable terms or at all; raising additional capital may cause dilution to its stockholders or require us to relinquish rights to its technologies or product candidates; its dependence on the success of its product candidates; risks associated with preclinical and clinical development; difficulties or delays in the commencement or completion, or the termination or suspension, of clinical trials; its ability to timely enroll participants in its clinical trials; if its current or future product candidates are associated with side effects, adverse events or other properties or safety risks; risks associated with the regulatory approval processes of the FDA and comparable foreign authorities; risks associated with conducting clinical trials and preclinical studies outside of the United States; its reliance on third parties to conduct clinical trials and preclinical studies; its reliance on third parties for the manufacture and shipping of its product candidates; risks associated with its license and collaboration agreements and future strategic alliances; significant competition in its industry; product candidates for which the Company intends to seek approval as biologic products may face competition sooner than anticipated; its success is dependent on its ability to attract and retain highly qualified management and other clinical and scientific personal; if the Company or its licensors are unable to obtain, maintain, defend and enforce patent or other intellectual property protection for its current or future product candidates or technology; risks associated with its common stock and the other important factors discussed under the caption “Risk Factors” in its filings with the Securities and Exchange Commission, including in its Annual Report on Form 10-K for the year ended December 31, 2024 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, which are accessible on the SEC’s website at www.sec.gov and the Investors section of the Company’s website at investors.metsera.com. Any such forward-looking statements represent management’s estimates as of the date of this Form 8-K. While the Company may elect to update such forward-looking statements at some point in the future, except as required by law, it disclaims any obligation to do so, even if subsequent events cause the Company’s views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METSERA, INC.

Date: June 9, 2025	By:	/s/ Matthew Lang
Matthew Lang
Chief Legal Officer and Secretary